SOKO®

$

SHARES

SOKO FITNESS & SPA GROUP, INC.

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE SIDE FOR CERTAIN DEFINITIONS

CUSIP 83409D 10 4

THIS CERTIFIES THAT

SPECIMEN

IS THE OWNER OF

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE EACH, OF

SOKO FITNESS & SPA GROUP, INC.

transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned and registered by the Transfer Agent and Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signature of its duly authorized officer.

Dated:

SOKO FITNESS & SPA GROUP, INC. CORPORATE SEAL DELAWARE

CHIEF EXECUTIVE OFFICER

SECRETARY

COUNTERSIGNED AND REGISTERED:
STOCK TRANS, INC.
44 West Lancaster Avenue
Ardmore, PA 19003

TRANSFER AGENT AND REGISTRAR

BY

AUTHORIZED SIGNATURE